Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the previously filed Form S-8 registration statement (Registration No. 333-74489) of Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997, as amended, of our report on the Ertel and Syzygy Business dated March 20, 2003 (except for Note 14, which is as of March 27, 2003), which report is included in Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A.

/s/ BDO DUNWOODY LLP

Markham, Canada
June 9, 2003